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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): FEBRUARY 11, 2002

                                   CYMER, INC.
               (Exact name of Registrant as specified in charter)



        NEVADA                       0-21321                      33-0175463
(State or jurisdiction       (Commission File Number)          (I.R.S. Employer
  of incorporation or                                          entification No.)
     organization)




                            16750 VIA DEL CAMPO COURT
                           SAN DIEGO, CALIFORNIA 92127
                    (Address of principal executive offices)

                                 (858) 385-7300
               (Registrants telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)



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ITEM 5. OTHER EVENTS.

         On February 11, 2002, Cymer Inc. (the "Company"), announced its intention to offer convertible subordinated notes for sale in a private placement. The Company's press release dated February 11, 2002 is attached hereto as Exhibit 99.1.

         On February 12, 2002, the Company announced pricing of $200 million of convertible subordinated notes due 2009 (plus an additional amount of up to $50 million at the option of the initial purchasers). The Company announced that the notes are convertible into common stock of the Company at a conversion price of $50.00 per share and will accrue interest at an annual rate of 3 1/2%. The Company stated that consummation of the sale of the notes is expected to occur on February 15, 2002, subject to customary closing conditions. The Company's press release dated February 12, 2002 is attached hereto as Exhibit 99.2.

ITEM 7. EXHIBITS.

99.1        Press Release issued by the Company on February 11, 2002.
99.2        Press Release issued by the Company on February 12, 2002.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CYMER, INC.

                                    By /s/ Nancy J. Baker
                                      ---------------------------------------
                                      NANCY J. BAKER
Date:  February 14, 2002              Senior Vice President and Chief Financial
                                      Officer


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                                INDEX TO EXHIBITS


99.1        Press Release issued by the Company on February 11, 2002.
99.2        Press Release issued by the Company on February 12, 2002.